UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2021

LANDS' END, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-09769	36-2512786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lands’ End Lane Dodgeville, Wisconsin	53595
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 935-9341

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

          Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, effective March 11, 2021, Lands’ End, Inc. (the “Company”) promoted James Gooch to the position of President, and he retained his role as Chief Financial Officer.  Subsequent to such promotion, on July 2, 2021 the Company and Mr. Gooch entered into an amended and restated Executive Severance Agreement (the “Amended and Restated Agreement”).  The Amended and Restated Agreement supersedes the Executive Severance Agreement with Mr. Gooch dated January 27, 2016. The Amended and Restated Agreement provides that, subject to his execution without revocation of a release of claims against the Company and its affiliates, if Mr. Gooch’s employment is terminated by the Company without cause, or by Mr. Gooch for good reason, he will be entitled to: (i) if such termination of employment occurs during the last six months of the applicable fiscal year, a pro-rata bonus for that fiscal year, based on actual performance, (ii) an amount equal to the sum of his base salary plus the average of his prior two years’ annual bonus, paid in installments over 12 months (or two times the sum of (a) his base salary plus (b) the greater of the average of his prior two years’ annual bonus or target annual bonus, paid in installments over 24 months, if a qualifying termination occurs in contemplation of, or within two years after, a change in control of the Company); (iii) continued health insurance coverage for up to the same period of time as severance is paid; and (iv) 12 months of outplacement services. Mr. Gooch is not entitled to any “golden parachute” excise tax gross-up payments under the Amended and Restated Agreement.

The Amended and Restated Agreement also contains a non-competition covenant applicable during Mr. Gooch’s employment and for 12 months (24 months, if a qualifying termination occurs in contemplation of, or within two years after, a change in control of the Company) thereafter; provided, however, that if Mr. Gooch’s non-competition covenant remains in effect for 24 months, Mr. Gooch may elect to compete following the 12 month anniversary of his termination date if he waives his right to the balance of any cash severance payments. In addition, Mr. Gooch will also be subject to (1) an employee non-solicitation covenant during his employment and for 18 months thereafter; and (2) non-disparagement and confidentiality covenants during his employment and for 24 months thereafter.

The foregoing summary of the Amended and Restated Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Agreement which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number	Exhibit Description
10.1	Amended and Restated Executive Severance Agreement by and between Lands’ End, Inc. and James Gooch, dated July 2, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDS' END, INC.

Date: July 2, 2021	By: /s/ Peter L. Gray
Name: Peter L. Gray
Title: Executive Vice President, Chief
Administrative Officer and General Counsel